EMPLOYMENT AGREEMENT
                                  BY AND AMONG

                               PEOPLES STATE BANK

                                       AND

                               PSB BANCGROUP, INC.

                                       AND

                                 WESLEY T. SMALL

         THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into this 9th day of November 1999, by and among PEOPLES STATE BANK, a Florida chartered commercial bank ("Bank"), PSB BANCGROUP, INC., the Bank's parent holding-company and a Florida Corporation ("Corporation"), and WESLEY T. SMALL ("Employee"). The Bank, the Corporation and the Employee are collectively referred to herein as the "Parties."

                                    RECITALS

         WHEREAS, the Bank and the Corporation wish to retain Employee as the Bank's President and Chief Executive Officer to perform the duties and responsibilities as are described in this Agreement and as the Bank's Board of Directors ("Board") may assign to Employee from time to time; and

         WHEREAS, Employee desires to become employed by the Bank and to serve as the Bank's President and Chief Executive Officer in accordance with the terms and provisions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto represent, warrant, undertake, covenant and agree as follows:

                                 OPERATIVE TERMS

         1. Employment and Term. The Bank shall employ Employee and Employee shall be employed pursuant to the terms of this Agreement to perform the services specified in Section 2 herein. The initial term of employment shall be for a period of twelve (12) months, commencing on November 15, 1999.

         Upon mutual written agreement, the Parties may extend the term of this Agreement for two six- month periods (the "Extensions"). Prior to agreeing to either of the Extensions, the Board shall review Employee's performance and this Agreement.

         In the event the Employee gives notice of termination of employment, the Bank may elect, at its sole option, to have the term of this Agreement expire immediately or upon the thirtieth (30th) day following the delivery to the Bank and the Corporation of such notice of termination. Except as otherwise provided in the following paragraph with respect to a voluntary termination for Good Reason, a voluntary employment termination by the Employee shall result in the termination of the rights and obligations of the Parties under this Agreement; provided, however, that the terms and provisions of Section 12 shall continue to apply.

Exhibit 10.6

         In the event the Bank desires to involuntarily terminate the employment of Employee (for purposes of this Agreement, a voluntary employment termination by the Employee for Good Reason shall be treated as an involuntary termination of the Employee's employment without Cause), the Bank shall deliver to the Employee a notice of termination, and the following provisions shall apply:

                  (a) In the event the involuntary termination is for Cause, this Agreement shall terminate immediately upon delivery to the Employee of such notice of termination. Such a termination for Cause shall result in the termination of all rights and obligations of the Parties under this Agreement.

                  (b) In the event the involuntary termination is without Cause, the Employee shall be entitled to receive the severance benefits set forth in Sections 9(f) and 9(g) herein.

         2.       Position, Responsibilities and Duties.   During the term of
this Agreement, Employee shall serve in the following capacities and shall fulfill the following responsibilities and duties:

                  (a) Specific Duties: Employee shall serve as the Bank's President and Chief Executive Officer, through election by the Board. In such capacity, Employee shall have the same powers, duties and responsibilities of supervision and management of the Bank usually accorded to a President and Chief Executive Officer of similar financial institutions. In addition, Employee shall use his best efforts to perform the duties and responsibilities enumerated in this Agreement and any other duties assigned to Employee by the Board and to utilize and develop contacts and customers to enhance the business of the Bank. Specifically, Employee shall devote his full business time and attention and use his best efforts to accomplish and fulfill the following duties and responsibilities, as well as other duties assigned to Employee from time to time by the
                  Board:

                           (i)      manage Bank personnel;

                           (ii) serve on such committees as appointed by the Board from time to time;

                           (iii)    supervise all Bank activities;

                           (iv) work closely with the Bank's Executive Vice President, Robert W. Woodard, specifically in the area of Bank operations;

                           (v) keep the Board informed of important developments concerning the Bank's activities, industry developments and regulatory initiatives affecting the Bank;

                           (vi) maintain adequate expense records relating to Employee's activities on behalf of the Bank;

                           (vii) recommend marketing efforts to increase the business of the Bank;


Exhibit 10.6

                           (viii) coordinate with the Bank's Executive Vice President, other officers, accountants, auditors and counsel to the extent necessary to further the business of the Bank, keeping in compliance with government laws and regulations and otherwise keeping the Bank in as good a financial and legal posture as possible; and

                           (ix) conduct and undertake all other activities, responsibilities, and duties normally expected to be undertaken and accomplished by a President and Chief Executive Officer of a financial institution similar in scope and operation to the Bank's business.

                  (b) General Duties: During the term of this Agreement, and except for illness, vacation periods and leaves of absences, Employee shall devote all of his working time, attention, skill and best efforts to accomplish and faithfully perform all of the duties assigned to Employee on a full-time basis. Employee shall, at all times, conduct himself in a manner that will reflect positively upon the Bank. Employee shall obtain such licenses, certificates, accreditations and professional memberships and designations as the Bank may reasonably require. Employee shall join and maintain membership in such social and civic organizations as Employee or the Board deems appropriate to foster the Bank's contacts and business network in the community.

         3.       Compensation.   During the term of this Agreement, Employee
shall be compensated as follows:

                  (a) Base Salary: Employee shall receive an annual salary of $75,000 (the "Base Salary") in equal installments, in accordance with the Bank's standard payroll practices, reduced appropriately by deductions for federal income withholding taxes, social security taxes and other deductions required by applicable laws. The Bank may adjust the Base Salary from time to time based upon the Board's evaluation of Employee's performance. In no event, however, will the Base Salary be reduced without Employee's written concurrence.

                  (b) Benefit Plans: During the term of this Agreement, the Employee will be entitled to participate in and receive the benefits of any profit-sharing plans, 401(k) plans, deferred compensation plans, or other plans, benefits and privileges given to employees and executives of the Bank which are currently in effect at the execution of this Agreement or which may come into existence thereafter, to the extent the Employee is otherwise eligible and qualifies to so participate in and receive such benefits or privileges. The Bank shall not make any changes in such plans, benefits or privileges which would adversely affect the Employee's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers (Vice President or above) of the Bank and does not result in a proportionately greater adverse change in the rights of or benefits to the Employee as compared with any other executive officer of the Bank. Nothing paid to the Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary payable to the Employee pursuant to Section 3 herein.

Exhibit 10.6

         4. Payment of Business Expenses. Employee is authorized to incur reasonable expenses in performing his duties. The Bank will reimburse Employee for authorized expenses, according to the Bank's established policies, promptly after Employee's presentation of an itemized account of such expenditures.

         5. Vacation. Employee is entitled to three (3) weeks paid vacation time per year on a non-cumulative basis. Two (2) weeks of the vacation must be taken during two (2) consecutive weeks.

         6.       Fringe Benefits.


                  (a) Medical Benefits: Employee is entitled to participate in all medical and health care benefit plans through health insurance, corporate funds, medical reimbursement plans or other plans, if any, provided, or to be provided, by the Bank for its employees.

                  (b) Club Memberships and Education: The Bank will reimburse Employee for membership dues for joining service organizations such as the Rotary Club or Kiwanis Club. The Bank will also reimburse Employee for admission or attendance fees for educational meetings or seminars offered by such organizations as the Florida Bankers Association.

         7.       Disability/Illness.

                  (a) Illness: Employee shall be paid his full Base Salary for any period of his illness or incapacity: provided that such illness or incapacity does not render Employee unable to perform his duties under this Agreement for a period longer than three (3) consecutive months. At the end of such three-month period, the Bank may terminate Employee's employment and this Agreement.

                  (b) Disability: If the Bank terminates this Agreement pursuant to Employee's disability as determined under Section 7(a) herein, the Bank shall pay to Employee, as a disability payment, an amount equal to Employee's monthly Base Salary, payable in accordance with the Bank's standard payroll practices, commencing on the effective date of Employee's termination and ending on the earlier of:

                            (i) the date Employee returns to full time employment in his capacity as the Bank's President and Chief Executive Officer;

                           (ii) Employee's full time employment by another financial institution;

                           (iii) three (3) months after the date of such termination, after which Employee will be entitled to receive benefits under any disability insurance plan provided by the Bank; or

                           (iv)     the date of Employee's death.

         The Bank may satisfy its obligations under this Section, at its option, through the purchase of disability insurance. The provisions of such policy will control the amounts paid to Employee. Such disability insurance will be coordinated with any disability plans made available to Employee pursuant to Section 6 herein.

Exhibit 10.6

                  (c) Continuation of Coverages: During any period of illness or disability, the Bank will continue any other life, health and disability coverages for Employee substantially identical to the coverages maintained prior to Employee's termination for disability. Such coverages shall cease upon the earlier of:

                           (i) Employee's full time employment by another financial institution;

                           (ii)     one (1) year after the date of such
                                    termination (with the exception of
                                    disability insurance coverage); or

                           (iii)    the date of Employee's death.

                  (d) No Reduction in Base Salary: During the period in which Employee is disabled or subject to illness or incapacity, other than as described in Section 7(b) herein, there shall be no reduction in Employee's Base Salary.

         8. Death During Employment. In the event of Employee's death during the term of this Agreement, the Bank's obligation to Employee shall be limited to the portion of Employee's compensation which would be payable up to the first working day of the first month after Employee's death, except that any compensation payable to Employee under any benefit plan maintained by the Bank will be paid pursuant to its terms.

         9.       Termination.

                  (a)  Illness,   Incapacity  or  Death:  This  Agreement  shall
                  terminate upon Employee's illness, incapacity or death in accordance with the provisions of Sections 7 and 8 herein.

                  (b) Termination for Cause: The Bank shall have the right, at any time, upon prior written notice of termination satisfying the requirements of Section 11 herein, to terminate the Employee's employment hereunder, including termination for Cause. For the purpose of this Agreement, termination for Cause shall mean termination for personal dishonesty, incompetence, willful misconduct, material breach of fiduciary duty, intentional failure to perform the duties stated in this Agreement, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), willful violation of a final cease-and-desist order, personal default on indebtedness to a third party which is not corrected within 30 days from the date of default, willful or intentional breach or negligence or misconduct in the performance of such duties or material breach of any provision of this Agreement as determined by a court of competent jurisdiction or in final agency action by a federal or state regulatory agency having jurisdiction over the Bank. For purposes of this Section, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Bank; provided that any act or omission to act by the Employee in reasonable reliance upon an opinion of counsel to The Bank shall not be deemed to be willful. In the event Employee is terminated for Cause, Employee shall have no right to compensation or other benefits for any period after such date of termination.

Exhibit 10.6

                  (c) Involuntary Termination: If the Employee is terminated by the Bank other than for Cause or in connection with a Change-in-Control of the Corporation (as defined in Section 9[e] herein), Employee's right to compensation and other benefits under this Agreement shall be as set forth in Sections 9(f)(i) and 9(g) herein. In the event the Employee is terminated by the Bank in connection with a Change-in-Control of the Corporation, Employee's right to compensation and other benefits under this Agreement shall be as set forth in Sections 9(f)(ii) and 9(h) herein.

                  (d) Termination for Good Reason: Employee may terminate his employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (i) a failure by the Bank to comply with any material provision of this Agreement, which failure has not been cured within ten business (10) days after a notice of such noncompliance has been given by the Employee to the Bank; or (ii) subsequent to a Change-in-Control of the Corporation as defined in Section 9(e) herein and without the Employee's express written consent, any of the following shall occur: the assignment to the Employee of any duties inconsistent with the Employee's positions, duties, responsibilities and status with the Bank immediately prior to a Change-in-Control of the Corporation; a change in the Employee's reporting responsibilities, titles or offices as in effect immediately prior to a Change-in- Control of the Corporation; any removal of the Employee from, or any failure to re-elect the Employee to, any of such positions, except in connection with a termination of employment for Cause, disability, death, or removal pursuant to Sections 9(a) or 9(b) herein; a reduction by the Bank in the Employee's annual salary as in effect immediately prior to a Change-in- Control of the Corporation; the failure of the Bank to continue in effect any bonus, benefit or compensation plan, life insurance plan, health and accident plan or disability plan in which the Employee is participating at the time of a Change-in-Control of the Corporation, or the taking of any action by the Bank which would adversely affect the Employee's participation in or materially reduce the Employee's benefits under any of such plans, or the transfer of the Employee to any location outside of Columbia County, Florida or the assignment of substantial duties to the Employee to be completed outside Columbia County, Florida.

                  (e) Change-in-Control: "Change-in-Control" is defined herein to mean an event where a person: (i) directly or indirectly, or acting through one or more other persons, owns, controls or has power to vote more than 50% of any class of the then outstanding voting securities of the Corporation; or (ii) controls in any manner the election of the directors of the Corporation. For purposes of this Agreement, a Change-in-Control shall be deemed not to have occurred in connection with a reorganization, consolidation, or merger of the Corporation where the stockholders of the Corporation, immediately before the consummation of the transaction, will own over 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after the transaction.

                  (f)      Severance Payment:

                           (i) If the Employee shall terminate his employment for Good Reason as defined in
                                    Section 9(d)  herein,  or if the Employee is
                                    terminated by the Bank for other than Cause pursuant to Section 9(c) herein, then in lieu of any further salary payments to the Employee for periods subsequent to the date


Exhibit 10.6
                                    of termination, the Employee shall be paid, as severance, twelve (12) months Base Salary

                           (ii) In the event Employee's employment is terminated as a result of a Change-in-Control or a Change-in-Control of the Corporation occurs within twelve (12) months of the Employees' involuntary termination or termination for Good Reason, Employee shall be entitled to a severance payment equal to his current Base Salary. Any payment under
                                    Section  9(f)(i) and 9(f)(ii)  shall be made
                                    in    substantially    equal    semi-monthly
                                    installments on the fifteenth and last days of each month until paid in full.

                  (g) Additional Severance Benefits: Unless the Employee is terminated for Cause pursuant to Section 9(b) herein, pursuant to Section 10(b) herein, or pursuant to a termination of employment by the Employee for other than Good Reason, the Bank shall maintain in full force and effect, for the continued benefit of the Employee for the remaining term of this Agreement, or twelve (12) months (whichever is longer), all Employee benefit plans and programs in which the Employee was entitled to participate immediately prior to the date of termination; provided, however, that the Employee's continued participation is possible under the general terms and provisions of such plans and programs. Further, the Bank shall pay for the same or similar benefits if such benefits are available to the Employee on an individual or group basis as a result of contractual or statutory provisions requiring or permitting such availability including, but not limited to, health insurance covered under COBRA.

                  (h) Mitigation: Employee shall not be required to mitigate the amount of any payment provided for in Sections 9(f) and 9(g) of this Agreement by seeking other employment or otherwise.

         10. Required Provisions by Regulation. The Parties acknowledge that the laws and regulations governing the Bank require that certain provisions be provided in each employment agreement with officers and employees of the Bank. The Parties agree to be bound by the following provisions:

                  (a) Suspension/Temporary Prohibition: If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
                  Section  655.037  Florida  Statutes or under  Section  8(e) or
                  (g)(1) of the Federal Deposit Insurance Act [12 U.S.C. ss.1818(e)(3) and (g)(1)] the Bank's obligations under this Agreement shall be suspended as of the date of such service unless stayed by appropriate proceedings. If the charges and the notice are dismissed, the Bank may in its discretion:

                        (i) pay the Employee all or part of his compensation withheld while the obligations under this Agreement are suspended; and

                        (ii) reinstate (in whole or part) any of the Bank's obligations which were suspended.

                  (b) Permanent Prohibition: If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section

Exhibit 10.6

                  655.037  Florida  Statutes or Section 8(e)(4) or (g)(1) of the
                  Federal  Deposit  Insurance  Act [12 U.S.C.  ss.1818(e)(4)  or
                  (g)(1)], all of the Bank's obligations under this Agreement shall terminate as of the effective date of the order, but the Employee's vested rights, if any shall not be affected.

                  (c) Default Under FDIA: If the Bank is in default [as defined in Section 3(x)(1) of the Federal Deposit Insurance Act], all obligations under this Agreement shall terminate as of the date of default, but this subsection of this Agreement shall not affect the Employee's vested rights if any.

                  (d) Regulatory Termination: All obligations under this Agreement shall be terminated, except to the extent that a determination has been made that continuation of this Agreement is necessary for continued operation of the Bank:

                           (i) by the Director or his or her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or

                           (ii) by the Department or the Director or his or her designee, at the time the Department or the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank's determined by the Director to be in unsafe or unsound condition.

                           Any  of  the  Employee's  rights  that  have  already
                           vested, however, shall not be affected by such action. For purposes of this subsection of this Agreement, the term "Director" shall mean the Director of the FDIC.

         11.      Notice of Termination.

                  (a) Employee's Notice: Employee shall have the right, upon prior written notice of termination of not less than thirty
                  (30) days, to terminate his employment hereunder. In such event, Employee shall have no right after the date of termination to compensation or other benefits as provided in this Agreement, unless such termination is for "Good Reason", as defined in Section 9(d) herein. If the Employee provides a notice of termination for Good Reason, the date of termination shall be the date on which the notice of termination is given.

                  (b) Specificity: Any termination of the Employee's employment by the Bank or by Employee shall be communicated by written notice of termination to the other Party hereto. For purposes of this Agreement, a "notice of termination" shall mean a dated notice which shall: (i) indicate the specific termination provision in the Agreement relied upon; (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated; and (iii) set forth the date of termination, which shall be not less than thirty (30) days nor more than forty-five (45) days after such notice of termination is given, except in the case of the


Exhibit 10.6

                  Bank's termination of the Employee's employment for Cause, in which case date of termination shall be the date such notice of termination is given.

                  (c) Delivery of Notices: All notices given or required to be given herein shall be in writing, sent by United States first-class certified or registered mail, postage prepaid, by way of overnight carrier or by hand delivery. If to the Employee (or to the Employee's spouse or estate upon the Employee's death) notice shall be sent to Employee's last-known address, and if to the Bank and the Corporation, notice shall be sent to their respective corporate headquarters. All such notices shall be effective when deposited in the mail if sent via first- class certified or registered mail, or upon delivery if by hand delivery or sent via overnight carrier. Any Party, by notice in writing, may change or designate the place for receipt of all such notices.

         12. Post-Termination Obligations. The Bank shall pay to Employee such compensation as is required pursuant to this Agreement; provided, however, any such payment shall be subject to Employee's post-termination cooperation. Such cooperation shall include the following:

                           (i) Employee shall furnish such information and assistance as may be reasonably required by the Bank or the Corporation in connection with any litigation or settlement of any dispute between the Bank and/or the Corporation and a borrower and/or any other third parties (including without limitation serving as a witness in court or other proceedings);

                           (ii) Employee shall provide such information or assistance to the Bank and/or the Corporation in connection with any regulatory examination by any state or federal regulatory agency;

                           (iii) Employee shall keep the Bank's trade secrets and other proprietary or confidential information secret to the fullest extent practicable, subject to compliance with all applicable laws.

         Upon submission of proper receipts, the Bank shall promptly reimburse Employee for any reasonable expenses in current by Employee in complying with the provisions of this Section.

         13. Attorneys' Fees. In the event that any claim or controversy hereunder is the subject of any litigation or arbitration between or among the Parties, the prevailing party shall be entitled to an award of all reasonable costs, including attorneys' fees.

         14. Indebtedness. If during the term of this Agreement, Employee becomes indebted to the Bank for any reason, the Bank may, at its election, set off and collect any sums due Employee out of any amounts which the Bank may owe Employee from his Base Salary or other compensation. Furthermore, upon the termination of this Agreement, all sums owed by Employee shall become immediately due and payable. Employee shall pay all expenses and attorneys' fees actually or necessarily incurred by the Bank in connection with any collection proceeding for Employee's indebtedness to us. Notwithstanding any of the foregoing, any indebtedness to us secured by a mortgage on Employee's residence shall not be subject to the foregoing provisions, and shall be governed by the loan documents evidencing such indebtedness.

Exhibit 10.6

         15. Maintenance of Trade Secrets and Confidential Information. Employee shall use his best efforts and utmost diligence to guard and protect all of the Bank's trade secrets and confidential information. Employee shall not, either during the term or after termination of this Agreement, for whatever reason, use, in any capacity, or divulge or disclose in any manner, to any Person, the identity of the Bank's customers, or its customer lists, methods of operation, marketing and promotional methods, processes, techniques, systems, formulas, programs or other trade secrets or confidential information relating to the Bank's business. Upon termination of this Agreement or Employee's employment, for any reason, Employee shall immediately return and deliver to the Bank all records and papers and all matters of whatever nature which bear trade secrets or confidential information relating to the Bank.

         16.      Competitive Activities.

                  (a) Limitation on Outside Activities: Employee agrees that during the term of this Agreement, except with the express consent of the Board, Employee will not, directly or indirectly, engage or participate in, become a director of, or render advisory or other services for, or in connection with, or become interested in, or make any financial investment in any firm, corporation, business entity or business enterprise competitive with or to any business of the Bank; provided, however, that Employee shall not be precluded or prohibited from owning passive investments, including investments in the securities of other financial institutions, so long as such ownership does not require Employee to devote substantial time to management or control of the business or activities in which Employee has invested.

                  (b) Agreement Not to Compete: Employee acknowledges that by virtue of his employment with the Bank, Employee will acquire an intimate knowledge of the activities and affairs of the Bank, including trade secrets and other confidential matters. Employee, therefore, agrees that during the term of this Agreement, and for a period of eight (8) months (in the event Employee does not receive severance compensation) or fourteen
                  (14) months (in the event Employee does receive severance compensation) following the termination of Employee's employment hereunder, Employee shall not become employed, directly or indirectly, whether as an Employee, independent contractor, consultant, or otherwise, with a federally-insured financial institution located in, or with any business enterprise, business entity or Person whose intent is to organize another financial institution in, Columbia County, Florida.

                  Employee further agrees that for a period of twelve (12) months following the termination of Employee's employment hereunder for any reason, Employee shall not directly or indirectly solicit the business of any then current customer of the Bank, regardless of whether or not Employee was responsible for generating such customer's business for the Bank. This restriction shall apply to both loan customers and depositors of the Bank.

                  Employee    hereby   agrees   that   the   duration   of   the
                  anticompetitive covenant set forth herein is reasonable, and its geographic scope is not unduly restrictive.

Exhibit 10.6

         17.      Remedies for Breach.

                  (a) Arbitration: The Parties agree that, except for the specific remedies for injunctive relief as contained in
                  Section 17(b) and other equitable  relief,  any controversy or claim arising out of or relating to this Agreement, or any breach thereof, including, without limitation, any claim that this Agreement or any portion thereof is invalid, illegal or otherwise voidable, shall be submitted to binding arbitration before and in accordance with the Rules of the American Arbitration Association and judgment upon the determination and/or award of such arbitrator may be entered in any court having jurisdiction thereof; provided, however, that this clause shall not be construed to permit the award of punitive damages to either Party. The prevailing Party to said arbitration shall be entitled to an award of reasonable attorney's fees. The venue for arbitration shall be in Columbia County, Florida.

                  (b) Injunctive Relief: The Parties acknowledge and agree that the services to be performed by Employee are special and unique and that money damages cannot fully compensate the Bank in the event of Employee's violation of the provisions of
                  Section 16 of this Agreement. Thus, in the event of a breach of any of the provisions of such Section, Employee agrees that the Bank, upon application to a court of competent jurisdiction, shall be entitled to an injunction restraining Employee from any further breach of the terms and provision of such Section. Should the Bank prevail in an action seeking an injunction restraining Employee, Employee shall pay all costs and reasonable attorneys' fees incurred by the Bank in and relating to obtaining such injunction. Such injunctive relief may be obtained without bond and Employee's sole remedy, in the event of the entry of such injunction, shall be the dissolution of such injunction. Employee hereby waives any and all claims for damages by reason of the wrongful issuance of any such injunction.

                  (c) Cumulative Remedies: Notwithstanding any other provision of this Agreement, the injunctive relief described in Section 17(b) herein and all other remedies provided for in this Agreement which are available to the Bank as a result of Employee's breach of this Agreement, are in addition to and shall not limit any and all remedies existing at or in equity which may also be available to the Bank.

         18. Assignment. This Agreement shall inure to the benefit of and be binding upon the Employee, and to the extent applicable, his heirs, assigns, executors, and personal representatives, and to the Bank and the Corporation, and to the extent applicable, their successors, and assigns, including, without limitation, any person, partnership, or corporation which may acquire all or substantially all of the Bank's or the Corporation's assets and business, or with or into which the Bank or Corporation may be consolidated or merged, and this provision shall apply in the event of any subsequent merger, consolidation, or transfer, unless such merger or consolidation or subsequent merger or consolidation is a transaction of the type which would result in termination under Sections 10(c) and 10(d) herein.

         19.      Miscellaneous.

                  (a) Amendment of Agreement: Unless as otherwise provided herein, this Agreement may not be modified or amended except in writing signed by the Parties.

Exhibit 10.6

                  (b) Certain Definitions: For purposes of this Agreement, the following terms whenever capitalized herein shall have the following meanings:

                           (i) "Person" shall mean any natural person, corporation, partnership (general or limited), trust, association or any other business entity.

                           (ii) "Attorneys' Fees" shall include the legal fees and disbursements charged by attorneys and their related expenses, court costs, paralegal fees, etc. incurred in settlement, trial, appeal or in bankruptcy proceedings.

                  (c) Headings for Reference Only: The headings of the Sections and the Subsections herein are included solely for convenient reference and shall not control the meaning of the interpretation of any of the provisions of this Agreement.

                  (d) Governing Law/Jurisdiction: This Agreement shall be construed in accordance with and governed by the laws of the State of Florida. Any litigation involving the Parties and their rights and obligations hereunder shall be brought in the appropriate court in Columbia County, Florida.

                  (e) Severability: If any of the provisions of this Agreement shall be held invalid for any reason, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect in accordance with the remainder of its terms.

                  (f) Entire Agreement: This Agreement and all other documents incorporated or referred to herein, contain the entire agreement of the Parties and there are no representations, inducements or other provisions other than those expressed in writing herein. This Agreement amends, supplants and supersedes any and all prior agreements between the Parties.

                  (g) Waiver: No course of conduct by the Parties and no delay or omission of any Party to exercise any right or power given under this Agreement shall: (i) impair the subsequent exercise of any right or power, or (ii) be construed to be a waiver of any default or any acquiescence in or consent to the curing of any default while any other default shall continue to exist, or be construed to be a waiver of such continuing default or of any other right or power that shall theretofore have arisen. Any power and/or remedy granted by law and by this Agreement to any Party hereto may be exercised from time to time, and as often as may be deemed expedient. All such rights and powers shall be cumulative to the fullest extent permitted by law.

                  (h) Pronouns: As used herein, words in the singular include the plural, and the masculine include the feminine and neuter gender, as appropriate.

                  (i) Recitals: The Recitals set forth at the beginning of this Agreement shall be deemed to be incorporated into this Agreement by this reference as if fully set forth herein, and this Agreement shall be interpreted with reference to and in light of such Recitals.

Exhibit 10.6

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.

EMPLOYEE                                       PEOPLES STATE BANK

 /s/ Wesley T. Small                           By: /s/ A. C. Milton
--------------------------                        ---------------------
Wesley T. Small, Employee                          A.C. Milton,
                                                   Chairman of the Board and
                                                   Acting Chief Executive
                                                   Officer and President

 /s/ Penny Cooper                                  /s/ Jimmie Kirk
--------------------------                        ----------------------
Witness                                            Witness


                                               PSB BANCGROUP, INC.

                                               By:  /s/ Robert W. Woodard
                                                    --------------------------
                                                    Robert W. Woodard,
                                                    President and Chief
                                                    Executive Officer



                                                     /s/ Jimmie Kirk
                                                     -------------------------
                                                     Witness

Exhibit 10.6